                                                                   Exhibit 10.25



                              RYKOFF-SEXTON, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                          FOR ________________________


                          EFFECTIVE OCTOBER 1, 1995

                               TABLE OF CONTENTS
                               -----------------


Article I       Purpose....................................   1

     1.1        Purpose....................................   1

Article II      Definitions................................   1

Article III     Participation; Vesting.....................   6

     3.1        Enrollment Requirements....................   6
     3.2        Commencement of Participation..............   6
     3.3        Termination of Participation...............   6
     3.4        Vesting....................................   6
     3.5        FICA and Other Taxes.......................   7

Article IV      Retirement Benefits........................   7

     4.1        Normal Retirement..........................   7
     4.2        Early Retirement Benefit...................   8
     4.3        Disability Benefit.........................   8
     4.4        Deferred Vested Benefits...................   9
     4.5        Benefits Upon Reemployment.................   9

Article V       Survivor Benefits..........................   9

     5.1        Death Prior to Retirement..................   9
     5.2        Death After Commencement of Benefits.......   9

Article VI      Termination, Amendment or Modification.....  10

     6.1        Termination................................  10
     6.2        Amendment..................................  10
     6.3        Effect of Payment..........................  10

Article VII     Administration.............................  10

     7.1        Committee Duties...........................  10
     7.2        Agents.....................................  10
     7.3        Binding Effect of Decisions................  11
     7.4        Indemnity of Committee.....................  11
     7.5        Employer Information.......................  11

Article VIII    Other Benefits and Agreements..............  11

     8.1        Coordination with Other Benefits...........  11

Article IX      Claims Procedures..........................  11

     9.1        Presentation of Claim......................  11
     9.2        Notification of Decision...................  11
     9.3        Review of a Denied Claim...................  12
     9.4        Decision on Review.........................  12
     9.5        Legal Action...............................  12

Article X       Trust......................................  13

     10.1       Establishment of the Trust.................  13
     10.2       Interrelationship of the Plan and the
                 Trust.....................................  13
     10.3       Distributions From the Trust...............  13
     10.4       Issuance of Life Insurance.................  13

Article XI      Miscellaneous..............................  13

     11.1       Unsecured General Creditor.................  13
     11.2       Employer's Liability.......................  13
     11.3       Nonassignability...........................  14
     11.4       Not a Contract of Employment...............  14
     11.5       Furnishing Information.....................  14
     11.6       Terms......................................  14
     11.7       Captions...................................  14
     11.8       Governing Law..............................  14
     11.9       Notice.....................................  14
     11.10      Successors.................................  15
     11.11      Spouse's Interest..........................  15
     11.12      Validity...................................  15
     11.13      Incompetent................................  15
     11.14      Court Order................................  16
     11.15      Distribution in the Event of Taxation......  16

                              RYKOFF-SEXTON, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       FOR _____________________________
                           EFFECTIVE OCTOBER 1, 1995


          Rykoff-Sexton, Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of October 1, 1995, a supplemental executive retirement plan for the benefit of _______________________ (the "Employee"). This Plan shall be known as the "RYKOFF-SEXTON, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR ___________________________" (the "Plan").

                                   ARTICLE I
                                    PURPOSE
                                    -------

1.1 PURPOSE. The purpose of the Plan is to encourage the Employee's continued interest in the Employer's success and to enhance his retirement benefits. The Plan is designed to be a "Top-Hat" plan that provides a benefit for a "management or highly compensated employee" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and, therefore, it is designed to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Further, the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. However, if a court of competent jurisdiction determines that the Plan constitutes an employee pension benefit plan, within the meaning of Section 3(2) of ERISA, which is not so exempt, the Plan shall thereafter be modified and operated and administered in such a manner as to comply with the provisions of Parts 2, 3 and 4 of Title I of ERISA, or, if the Plan cannot reasonably be so modified or operated, the Plan shall terminate in accordance with Article VI and no further benefits shall accrue under the Plan.

                                   ARTICLE II
                                  DEFINITIONS
                                  -----------

          Whenever used in the Plan, the following words and phrases shall have the respective meanings set forth below unless the context plainly requires a different meaning. When the defined meaning is intended, the terms is capitalized.

2.1 "Actuarial Equivalent" means a benefit of equal value computed by using the applicable actuarial assumptions and factors (including any reduction for the early payment of benefits) stated for the applicable purpose in the Qualified Pension Plan that are in effect on the effective date of a determination of the payment of a benefit under this Plan.

2.2 "Base Compensation" means the annual compensation, excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, directors fees, other fees, compensation voluntarily deferred from a previous Plan Year to the current Plan Year, and automobile allowances, paid to the Employee for employment services rendered to Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of Employer.

2.3 "Benefit Percentage" means a percentage that is equal to two and one-half percent (2-1/2%) multiplied by the total number of the Employee's Years of Service, not to exceed twenty (20) years, determined at the time of the Employee's Termination of Employment or death, as the case may be.
     However, if the Employee reaches his Normal Retirement Age prior to a Termination of Employment, has fifteen (15) or more Years of Service and is not Disabled, that Employee's Benefit Percentage shall be 50%, regardless of his Years of Service.

2.4 "Bonus" means any cash compensation, in addition to Base Compensation, paid to the Employee as an employee under any of Employer's bonus and incentive plans and including the amount of any cash compensation converted to Converted Shares under the Rykoff-Sexton Convertible Award Plan (Officer and Key Employee Edition), before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of Employer and excluding compensation voluntarily deferred from a Previous Plan Year to the current Plan Year.

2.5  "Board" means the board of directors of Rykoff-Sexton, Inc.

2.6 A "Change in Control" of the Company means the first to occur of any of the following events:

     (a) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Act of 1934 (the "'34 Act")) ("Person") (other than an Excluded Person (as hereinafter defined)) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of 25% or more of combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Securities") other than pursuant to an Excepted Transaction (as hereinafter defined); or

     (b) the occurrence within any twelve-month period during the term of the Plan Agreement of a change in the Board with the result that the incumbent members do not constitute a majority of the Board.

     "Excluded Person" shall mean (x) Merrill Lynch Capital Partners, Inc., Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P., Merrill Lynch Kecalp L.P. 1994, ML Offshore LBO Partnership No. B-XVIII, ML IBK Positions, Inc., MLCP Associates L.P. No. II, MLCP Associates L.P. No. IV, Merrill Lynch Kecalp L.P. 1991, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ML Offshore LBO Partnership No. XIII, ML Employees LBO Partnership No. I, L.P., Merrill Lynch Kecalp L.P. 1987, and Merchant Banking L.P. No. II (each, an "ML Entity" and collectively the "ML Entities"), if the ML Entities shall have executed a written agreement with the Company (and approved by the Company's Board of Directors) on or prior to the date on which the ML Entities (together with its Affiliates) became the beneficial owner of 25% or more of the shares of Voting Securities then outstanding (the "Standstill Agreement"), which Standstill Agreement imposes one or more limitations on the amount of the ML Entities' beneficial ownership of shares of Common Stock, and if, and so long as, such Standstill Agreement (or any amendment thereto approved by the Company's Board of Directors by the vote of a majority of the Present Directors) continues to be in effect and binding on the ML Entities and the ML Entities are in compliance (as determined by the Company's Board of Directors in its discretion by the vote of a majority of the Present Directors) with the terms of such Standstill Agreement (including any such amendment); or (y) any other Person acquiring Voting Securities from an ML Entity if (i) such Voting Securities were acquired by an ML Entity pursuant to the transactions contemplated by the Letter of Intent dated December 5, 1995 ("Letter of Intent") from the Company to US Foodservice Inc. ("Excluded Shares") and
     (ii) if, prior to such acquisition by such other Person, a majority of the Present Directors has expressly determined in good faith that such acquisition is not a "Change in Control" for purposes of this Agreement ("ML Successor"); provided, however, that an Excluded Person shall cease to be such and a Change in Control shall occur if either (A) the Chief Executive Officer of the Company immediately prior to the execution of the Letter of Intent ceases to constitute the Chief Executive Officer of the Company (or any successor to the Company) immediately following the consummation of the merger contemplated thereby and throughout the twelve-month period thereafter (unless such Chief Executive Officer ceases to constitute the Chief Executive Officer of the Company by reason of death, Disability (as defined in such Chief Executive Officer's Employment Agreement with the Company, as it may be amended and restated from time to time (the "Employment Agreement")), termination for Cause (as defined in the Employment Agreement) or voluntary termination by such Chief Executive Officer under circumstances that are not treated as an involuntary termination under the Employment Agreement), or (B) the directors of the Company in office immediately prior to the execution of the Letter of Intent, together with any successors of such directors (provided that any such successors qualify as Present Directors), cease to constitute at least a majority of the Board immediately after the consummation of the merger contemplated thereby and throughout the twelve-month period thereafter.

     "Excepted Transaction" shall mean any transaction (other than the acquisition of the Excluded Shares by the ML Entities) initiated by the Company in which (A) the Chief Executive Officer of the Company immediately prior to such transaction constitutes the Chief Executive Officer of the Company, or the surviving, ultimate parent or other controlling corporation or other entity, if any, resulting from any merger, consolidation, reorganization or sale or transfer of assets of the Company effected pursuant to such transaction ("Resulting Corporation") immediately following the transaction and throughout the twelve-month period thereafter, and (B) the directors of the Company in office immediately prior to the transaction (the "Directors") constitute at least a majority of the Board or the Board of Directors of the Resulting Corporation immediately after such transaction and throughout the twelve-month period thereafter.

     "Present Director" shall mean a member of the Board who (1) is not designated as a member of the Board by any ML Entity or ML Successor, (2) does not otherwise have any agreement, arrangement or understanding with any ML Entity or ML Successor for the purpose of serving as a member of the Board, and (3) is not an Affiliate or an Associate (as hereinafter defined) of any ML Entity or ML Successor.

     "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 of the '34 Act.

     The Board shall have the power to determine, for purposes of this Agreement, on the basis of information known to the Board (a) by a vote taken in good faith by a majority of Present Directors, (1) whether any Person is an Excluded Person, (2) the percentage of the Company's Voting Securities beneficially owned by an Excluded Person, and (3) any determination to be made pursuant to clause (x) of the definition of Excluded Person, and (b) by a vote taken in good faith by a majority of all Directors, whether a transaction is an Excepted Transaction. Any such determination shall be conclusive and binding for all purposes of this Agreement.

2.7 "Code" means the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

2.8 "Committee" means the Committee appointed from time to time by the Board of Directors of the Employer. The Committee shall be this Plan's named fiduciary.

2.9 "Disability" shall mean the Employee's incapacity due to physical or mental illness to substantially perform his duties on a full time basis for six
     (6) consecutive months if within thirty (30) days after a notice of termination is thereafter given by the Company the Employee shall not have returned to the full time performance of the Employee's duties; provided, however, if the Employee shall not agree with a determination to terminate him because of Disability, the question of the Employee's disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Employee or, in the event of the Employee's incapacity to designate a doctor, the Employee's legal representative. In the absence of agreement between the Company and the Employee, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make a determination as to Disability.

2.10 "Early Retirement Date" means the date on which the Employee has both attained age fifty-five (55) and completed ten (10) Years of Service with an Employer; provided, however, that he has not attained Normal Retirement Age.

2.11 "Employee" means _____________________________.

2.12 "Employer" means Rykoff-Sexton, Inc., a Delaware corporation, and/or any of its subsidiaries.

2.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time.

2.14 "Final Average Earnings" means the Employee's highest average annual Base Compensation plus Bonus paid by all Employers to the Employee during any consecutive three (3) year period within the five (5) year period ending on or immediately before the date of the Employee's Termination of Employment.

2.15 "Normal Retirement Age" means age sixty-two (62).

2.16 "Plan" means the "Rykoff-Sexton, Inc. Supplemental Executive Retirement Plan For ___________________________," as set forth herein and as it may be amended or restated from time to time.

2.17 "Plan Agreement" means this written agreement, as it may be amended from time to time.

2.18 "Plan Year" shall, for the first Plan Year, begin on October 1, 1995, and end on April 30, 1996. For each Plan Year thereafter, the Plan Year shall begin on May 1 of each calendar year and continue through April 30 of the following calendar year.

2.19 "Qualified Pension Plan" means the Rykoff-Sexton, Inc. Pension Plan, as it may be amended or restated from time to time, which is a defined benefit pension plan sponsored by the Employer and is intended to be qualified under Code Section 401(a).

2.20 "Restoration Plan" means the Rykoff-Sexton, Inc. Supplemental Excess Retirement Plan, as it may be amended or restated from time to time, effective October 1, 1995, which is a nonqualified retirement plan sponsored by the Employer.

2.21 "Social Security Benefit" means the projected unreduced primary (not family) benefit that will be payable to the Employee, for his life, under the United States Social Security Act, as determined at the time of his Termination of Employment, using the assumptions set forth in Section 4.1(a)(ii).

2.22 "Surviving Spouse" means the Employee's surviving spouse to whom he has been continuously married for at least one (1) year prior to the date of his death.

2.23 "Termination of Employment" means the Employee's ceasing to be employed by the Employer for any reason whatsoever, voluntary or involuntary, other than by reason of his death or an approved leave of absence.

2.24 "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement for Rykoff-Sexton, Inc. Executive Deferral Plans, dated as of October 1, 1995, between the Employer and the trustee named therein, as it may be amended from time to time.

2.25 "Vested" means that the Employee has become vested in his benefit under this Plan in accordance with Section 3.4 below.

2.26 "Years of Plan Participation" shall mean the total number of full Plan Years the Employee has been in the Plan prior to his Termination of Employment. For purposes of the Employee's first Plan Year of participation only, any partial Plan Year of participation shall be treated as a full Plan Year.

2.27 "Year of Service" means a "Year of Vesting Service," as defined in the Qualified Pension Plan, and it includes any Year of Service with any Employer, including any and all Years of Service earned by the Employee as an employee of any Employer before and after October 1, 1995.

                                  ARTICLE III
                            PARTICIPATION; VESTING
                            ----------------------

3.1 ENROLLMENT REQUIREMENTS. As a condition to participation, the Employee shall complete, execute and return to the Committee this Plan Agreement.

3.2 COMMENCEMENT OF PARTICIPATION. The Employee shall commence participation in the Plan on the date hereof.

3.3 TERMINATION OF PARTICIPATION. If a court of competent jurisdiction determines that the Employee no longer qualifies as a member of a select group of "management or highly compensated employees", as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any future benefit accruals under this Plan with respect to the Employee and/or (ii) immediately distribute the Actuarial Equivalent of the Employee's then Vested accrued benefit in a lump sum and terminate the Employee's participation in the Plan. If the Committee chooses not to terminate the Employee's participation in the Plan, the Committee may, in its sole discretion, reinstate the Employee to full Plan participation at such time in the future as the Employee again becomes a member of the select group described above.

3.4 VESTING. The Employee shall have a nonforfeitable right and vested interest in his accrued benefit under this Plan if, before his Termination of Employment, he (i) has at least five (5) Years of Plan Participation and
     (ii) reaches age fifty-five (55). If both of those requirements are not met at the time of his Termination of Employment, he shall forfeit his entire right and interest in and to a benefit under this Plan. Despite the foregoing, if, prior to his Termination of Employment, the Employee dies with a Surviving Spouse or experiences a Disability, or a Change of

     Control occurs, the Employee shall immediately become one hundred percent (100%) vested in his accrued benefit under this Plan. However, if the Employee dies without a Surviving Spouse, his unpaid accrued benefit shall be completely forfeited.

3.5 FICA AND OTHER TAXES. For each Plan Year during which an Employee vests in a new portion of his benefit under the Plan, the Employee's Employer shall ratably withhold from the Employee's other compensation the Employee's share of FICA and other employment and income taxes, if any, that are attributable to such vesting, as such share is determined in accordance with applicable law. In addition, the Employer, or the trustee of the Trust, may withhold from any distribution under the Plan any and all employment and income taxes that are required to be withheld under applicable law.

                                   ARTICLE IV
                              RETIREMENT BENEFITS
                              -------------------

4.1  NORMAL RETIREMENT.

     (a) NORMAL RETIREMENT BENEFIT. If the Employee is Vested under the Plan and his Termination of Employment occurs on or after he has attained his Normal Retirement Age, his Employer shall pay to the Employee, in the form of a single life annuity that is payable monthly for the Employee's life, a monthly amount that is equal to the difference between (i) and (ii):

          (i) The product of the Employee's Final Average Earnings multiplied by his Benefit Percentage multiplied by 1/12; and

          (ii) The sum of the accrued benefits, if any, that the Employee is entitled to receive under (1) the Qualified Pension Plan, (2) the Restoration Plan, (3) all other nonqualified retirement plans of the Employers (other than the Rykoff-Sexton, Inc. Deferred Compensation Plan), (4) all retirement benefits under any qualified and nonqualified plan of any prior employer of the Employee and (4) Social Security Benefits, assuming, in each instance, that the Employee is to receive his benefits under each of those plans and/or governmental entitlement, on an Actuarial Equivalent basis, as of his Normal Retirement Age, in the form of a monthly single life annuity for his life, commencing as of the date specified in Section 4.1(b) below.

     (b) PAYMENTS. Payments under this Section 4.1 shall commence on the first day of the month coincident with or next following the Employee's Termination of Employment and shall continue on the first day of each month thereafter during the Employee's lifetime, unless the Employee is reemployed by any Employer, in which case Section 4.5 below shall apply.

4.2  EARLY RETIREMENT BENEFIT.

     (a) EARLY RETIREMENT BENEFIT. If the Employee is Vested under the Plan and his Termination of Employment occurs before he attains Normal Retirement Age, but on or after the date on which he reached his Early Retirement Date, his Employer shall pay to the Employee a monthly benefit equal to the product of (i) the retirement benefit payable at Normal Retirement Age under Section 4.1 above, determined as of the date of his Termination of Employment, multiplied by (ii) the difference between (1) one hundred percent (100%) and (2) one-half of one percent (0.5%) multiplied by the number of months that the date of the commencement of benefit payments under Section 4.2(b) precedes the Employee's attainment of his Normal Retirement Age.

     (b) PAYMENTS. Payments under this Section 4.2 shall commence on the first day of the month coincident with or next following the Employee's Termination of Employment and shall continue on the first day of each month thereafter during the Employee's lifetime, unless the Employee is reemployed by any Employer, in which case Section 4.5 below shall apply.

4.3  DISABILITY BENEFIT.

     (a) LESS THAN TEN YEARS OF SERVICE. If the Employee's Termination of Employment is caused by his Disability and occurs after his completion of one (1) but less than ten (10) Years of Service, the Employer, in lieu of any other benefit under this Plan, shall pay to the Employee a benefit equal to the retirement benefit described in Section 4.1 above, determined (i) as of the date of his Termination of Employment,
          (ii) by using a Benefit Percentage equal to twenty-five percent (25%), and (iii) without any reduction for the early commencement of benefits.

     (b) TEN OR MORE YEARS OF SERVICE. If the Employee's Termination of Employment is caused by his Disability and occurs on or after the Employee has been credited with ten (10) or more Years of Service, the Employer, in lieu of any other benefit under this Plan, shall pay to the Employee a benefit equal to the retirement benefit described in
          Section 4.1 above, determined (i) as of the date of his Termination of Employment, and (ii) without any reduction for early commencement of benefits.

     (c) PAYMENTS. Payments under this Section 4.3 shall commence on the first day of the month coincident with or next following the end of the salary continuation period for the Employee under any non-insured salary continuation plan or arrangement payable upon the Employee's Disability provided by the Employer, and shall continue on the first day of each month thereafter for the Employee's lifetime, unless the Employee is reemployed by Employer, in which case Section 4.5 below shall apply.

4.4  DEFERRED VESTED BENEFITS.

     (a) DEFERRAL OF BENEFIT. If a Change in Control occurs and Employee's Termination of Employment occurs prior to his Early Retirement Date, the Employer shall pay to the Employee a benefit equal to the retirement benefit payable at his Normal Retirement Age under Section 4.1, as reduced for any early commencement of benefits in accordance with Section 4.2 above.

     (b) PAYMENTS. Payments under this Section 4.4 shall commence on the first day of the month coincident with or next following the Employee's Early Retirement Date and shall continue on the first day of each month thereafter during the Employee's lifetime, unless the Employee is reemployed by any Employer, in which case Section 4.5 below shall apply.

4.5 BENEFITS UPON REEMPLOYMENT. If the Employee is reemployed by the Employer, any benefits under this Plan that are in pay status shall be discontinued until the Employee again terminates employment. Any subsequent benefits paid under this Plan as a result of a re-Termination of Employment shall take into account, on an Actuarial Equivalent basis, prior payments made and any additional benefits that have accrued under the Plan.

                                   ARTICLE V
                               SURVIVOR BENEFITS
                               -----------------

5.1 DEATH PRIOR TO RETIREMENT. If the Employee dies prior to his Termination of Employment, his Surviving Spouse, if any, shall be eligible for a monthly survivor benefit under this Plan. This benefit shall be payable monthly until the Surviving Spouse's death and shall be equal in amount on a monthly basis to the excess of (a) fifty percent (50%) of the Employee's monthly retirement benefit determined as if the Employee experienced a Termination of Employment upon his death (taking into consideration the vesting of benefits under Section 3.4), over (b) the amount of any monthly survivor benefit actually paid, or to be paid, to the Surviving Spouse under the Qualified Pension Plan (determined on an Actuarial Equivalent adjusted basis).

5.2 DEATH AFTER COMMENCEMENT OF BENEFITS. If the Employee dies after the commencement of the payment of his benefit under the Plan, his Surviving Spouse, if any shall be eligible for a survivor benefit under the Plan. This benefit shall be payable monthly until the Surviving Spouse's death and shall be equal in amount to fifty percent (50%) of the monthly retirement benefit actually received by the Employee pursuant to the applicable provisions of this Plan prior to the Employee's death, as adjusted to (i) add back the Employee's monthly accrued benefit under the Qualified Pension Plan (determined on an Actuarial Equivalent adjusted basis) and (ii) reduce the benefit by any monthly survivor benefit actually paid, or to be paid, (determined on an Actuarial Equivalent adjusted basis) to the Surviving Spouse under the Qualified Pension Plan.

                                  ARTICLE VI
                    TERMINATION, AMENDMENT OR MODIFICATION
                    --------------------------------------


6.1 TERMINATION. Although the Employer anticipates that the Plan will continue for an indefinite period of time, there is no guarantee that the Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan, at any time, by action of the Board. Upon any termination of the Plan, the Employee shall have his unpaid Vested accrued benefits paid to him, in the sole discretion of the Employer, either in a lump sum or in sixty (60) equal monthly installments, either form being the Actuarial Equivalent of the Employee's unpaid Vested accrued benefit, with the lump sum payment or the first installment payment commencing within sixty (60) days after such termination. Upon the completion of the specified payment(s), the Employee's Plan Agreement shall terminate.

6.2 AMENDMENT. The Employer may, at any time, amend or modify the Plan in whole or in part by action of the Board. Despite the foregoing, no amendment or modification shall be effective to decrease or restrict the Employee's then Vested accrued benefit, determined on an Actuarial Equivalent basis. The amendment or modification of the Plan shall not affect the Employee or his Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate payments by paying the Actuarial Equivalent value of such payments either in a lump sum or in some other accelerated form of payment.

6.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under this Plan shall completely discharge all obligations to the Employee and his Surviving Spouse under this Plan and the Employee's Plan Agreement shall terminate.

                                  ARTICLE VII
                                ADMINISTRATION
                                --------------

7.1 COMMITTEE DUTIES. This Plan shall be administered by the Committee, which shall consist of such individuals as the Board shall appoint. The Employee may serve as a member of the Committee. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and
     (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

7.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4 INDEMNITY OF COMMITTEE. The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

7.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of the Employee, the date and circumstances of the retirement, Disability, death or Termination of Employment of the Employee, and such other pertinent information as the Committee may reasonably require.

                                 ARTICLE VIII
                         OTHER BENEFITS AND AGREEMENTS
                         -----------------------------

8.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for the Employee and the Employee's Surviving Spouse under the Plan are in addition to any other benefits available to such Employee under any other plan or program for employees of the Employee's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                  ARTICLE IX
                               CLAIMS PROCEDURES
                               -----------------

9.1 PRESENTATION OF CLAIM. The Employee or Surviving Spouse of the deceased Employee (such Employee or spouse being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

9.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

          (i) the specific reason(s) for the denial of the claim, or any part of it;

          (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

          (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

          (iv)   an explanation of the claim review procedure set forth in
                 Section 9.3 below.

9.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative) may:

     (a)  review pertinent documents;

     (b)  submit written comments or other documents; and/or

     (c) request a hearing, which the Committee, in its sole discretion, may grant.

9.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a)  specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c)  such other matters as the Committee deems relevant.

9.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 9 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE X
                                     TRUST
                                     -----

10.1 ESTABLISHMENT OF THE TRUST. The Employer shall establish the Trust and shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its future liabilities created with respect to the aggregate benefit accruals of the Employee.

10.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of Employee to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Employee and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

10.3 DISTRIBUTIONS FROM THE TRUST. The Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

10.4 ISSUANCE OF LIFE INSURANCE. The Trust in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Employee, in such amounts and in such forms as the Trust may choose. The Employee shall have no interest whatsoever in any such policy or policies, but at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Trust has applied for insurance.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

11.1 UNSECURED GENERAL CREDITOR. The Employee and his Surviving Spouse, beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under this Plan, any and all of the Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. The obligations created under this Agreement shall be senior indebtedness as that term is defined in the "Senior Subordinated Debt Agreement".

11.2 EMPLOYER'S LIABILITY. The Employer's liability for the payment of benefits shall be defined only by the Plan and this Plan Agreement, as entered into between the Employer and the Employee. The Employer shall have no obligation to the Employee under the Plan except as expressly provided in the Plan and this Plan Agreement.

11.3 NONASSIGNABILITY. Neither an Employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by Employee or any other person, nor be transferable by operation of law in the event of Employee's or any other person's bankruptcy or insolvency.

11.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Employee. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give the Employee the right to be retained in the service of the Employer as an employee, or to interfere with the right of the Employer to discipline or discharge the Employee at any time.

11.5 FURNISHING INFORMATION. The Employee or his Surviving Spouse will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

11.6 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.7 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.8 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Illinois without regard to its conflicts of laws principles.

11.9 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

               Committee
               Rykoff-Sexton, Inc. Supplemental Executive Retirement Plan For __________________________
               c/o Rykoff-Sexton, Inc.
               1050 Warrenville Road
               Lisle, Illinois 60532
               Attn:  Mr. Robert J. Harter, Jr.

       Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

       Any notice or filing required or permitted to be given to the Employee under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Employee.

11.10 SUCCESSORS. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Employer would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Employer and any successor of or to the Employer, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Employer whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Employer" for the purposes of this Plan), and the heirs, beneficiaries, executors and administrators of the Employee.

11.11 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of the Employee who has predeceased the Employee shall automatically pass to the Employee and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

11.12 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

11.13 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Employee and the Employee's Surviving Spouse, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.14 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of the Employee has an interest in the Plan as the result of a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by the Employee, to immediately distribute the spouse's or former spouse's interest in the Plan to that spouse or former spouse.

11.15  DISTRIBUTION IN THE EVENT OF TAXATION.

       (a) GENERAL. If, for any reason, all or any portion of the Employee's benefit under this Plan becomes taxable to the Employee prior to receipt, the Employee may petition the Committee for a distribution of that portion of his benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Employer shall distribute to the Employee immediately available funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed the Employee's unpaid Vested accrued benefit under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Employee's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

       (b) TRUST. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to the Employee in accordance with that Section, the Employee's benefits under this Plan shall be reduced to the extent of such distributions.

            IN WITNESS WHEREOF, this document is executed as of the 2nd day of February, 1996.


                              RYKOFF-SEXTON, INC.


                              By:
                                  ------------------------------------
                                      Mark Van Stekelenburg

                              Title:  Chief Executive Officer and
                                      Chairman of the Board